Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 30, 2014, relating to our audit of the consolidated financial statements and financial highlights, which appear in the October 31, 2014 Annual Report to Shareholders of Superfund Managed Futures Strategy Fund, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights”, "Independent Registered Public Accounting Firm" and “Financial Statements” in such Registration Statement.

/s/ McGladrey LLP

Denver, Colorado

February 27, 2015